UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2005

Ready Credit Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50968	20-1667449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 279-2005
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 26, 2005, Ronald E. Eibensteiner resigned as the Registrant’s Chairman of the Board. Mr. Eibensteiner continues to serve as a Director of the Registrant.

Effective as of August 26, 2005, the Registrant appointed Thomas Healey to the Board and elected him Chairman of the Board. It is not anticipated that Mr. Healey will be appointed to serve on any committees of the Board of Directors. Mr. Healey founded Crown Bankshares, Inc. and has served as that company's Chairman of the Board since 2000. Crown Bankshares, Inc. is a family-owned Minnesota-based bank. Mr. Healey co-founded and has served as the Chairman of Healey Ramme Company since 1979. Healey Ramme Company provides full service real estate development services primarily for large multi-family projects. From 1989 until its sale to Associated Bank in 1999, Mr. Healey served as Chairman of Windsor Bancshares, Inc. and President of its subsidiary, Bank Windsor, from 1991 to 1995. From 1993 to 2001, Mr. Healey served as the Chairman and Co-founder/Partner of Front Row Companies which provided promotions and marketing services to fortune 500 companies.

Item 8.01. Other Events.

On June 8, 2005, the Registrant entered into a Master Solutions Agreement (“Agreement”) with NCR Corporation (“NCR”) which will serve as the umbrella agreement for any orders made by the Registrant for the purchase of any equipment, products or services from NCR. The Agreement is terminable upon thirty days’ written notice by either party.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated August 29, 2005.

99.2	Master Solutions Agreement by and between the Registrant and NCR Corporation dated June 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Credit Corporation

Date: September 1, 2005	By:	/s/ Brian D. Niebur
Brian D. Niebur
Chief Financial Officer

EXHIBIT INDEX

Ex. No.	Description
99.1	Press Release dated August 29, 2005.
99.2	Master Solutions Agreement by and between the Registrant and NCR Corporation dated June 8, 2005.